UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): June 5, 2020

PPD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39212	45-3806427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Front Street

Wilmington, North Carolina 28401

(910) 251-0081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PPD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by PPD, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On June 5, 2020, the Company’s indirect wholly-owned subsidiaries, Jaguar Holding Company II (“Jaguar II”) and PPD Development, L.P. (“PPD Development” and, together with Jaguar II, the “Issuers”), issued and sold $1.2 billion of senior notes consisting of (i) $500.0 million aggregate principal amount of 4.625% Senior Notes due 2025 (the “2025 Notes”) and $700.0 million aggregate principal amount of 5.000% Senior Notes due 2028 (the “2028 Notes” and, together with the 2025 Notes, the “Notes”), in each case, under an Indenture dated as of June 5, 2020 (the “Indenture”), by and among the Issuers, the Company, as a guarantor, the other guarantors party thereto and Wilmington Trust, National Association, as trustee.

The Notes were offered and sold in a private placement sale within the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company intends to use the net proceeds of the offering of the Notes, together with cash on hand, to redeem all of the existing 6.375% Senior Notes due 2023 issued by Jaguar II and Pharmaceutical Product Development, LLC (“PPD LLC”), an indirect wholly-owned subsidiary of the Company.

The description in this Current Report on Form 8-K of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes.

Interest; Maturity

The Notes bear interest at a rate of 4.625% per annum, in the case of the 2025 Notes, and 5.000% per annum, in the case of the 2028 Notes. Interest on each series of Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2020. The 2025 Notes mature on June 15, 2025 and the 2028 Notes mature on June 15, 2028.

Guarantees

The obligations of the Issuers under the Indenture and the Notes are guaranteed, jointly and severally, by the Company and certain of its subsidiaries, including subsidiaries that are borrowers or guarantors under such borrowers’ senior secured credit facilities.

Ranking

The Notes and the guarantees are the Issuers’ and the guarantors’ senior unsecured obligations and (i) rank senior in right of payment to all of the Issuers’ and the guarantors’ existing and future subordinated indebtedness, (ii) rank equally in right of payment with all of the Issuers’ and the guarantors’ existing and future senior indebtedness, (iii) are effectively subordinated to any of the Issuers’ and the guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt and (iv) are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Company’s subsidiaries (other than the Issuers) that do not guarantee the Notes.

Optional Redemption

At any time prior to June 15, 2022, in the case of the 2025 Notes, and June 15, 2023, in the case of the 2028 Notes, the Issuers may also redeem some or all of the 2025 Notes or the 2028 Notes, as applicable, at a price equal to 100% of the principal amount of the 2025 Notes or the 2028 Notes, as applicable, plus accrued and unpaid interest, if any, to, but not including, the date of redemption plus a “make-whole” premium.

At any time prior to June 15, 2022, in the case of the 2025 Notes, and June 15, 2023, in the case of the 2028 Notes, the Issuers may redeem up to 40% of the original principal amount of the 2025 Notes or the 2028 Notes, as applicable, with the proceeds of certain equity offerings at a redemption price of 104.625%, in the case of the 2025 Notes, and 105.000%, in the case of the 2028 Notes, of the principal amount of the 2025 Notes or the 2028 Notes, as applicable, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

On or after June 15, 2022, in the case of the 2025 Notes, and June 15, 2023, in the case of the 2028 Notes, the Issuers may redeem some or all of the Notes at the redemption prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date, if redeemed during the 12-month period commencing on June 15 of the years set forth below.

2025 Notes:

Period	Redemption Price
2022	102.313%
2023	101.156%
2024 and thereafter	100.000%

2028 Notes:

Period	Redemption Price
2023	102.500%
2024	101.250%
2025 and thereafter	100.000%

Repurchase at the Option of Holders

Upon the occurrence of specific kinds of changes of control events, the holders of Notes of a series will have the right to cause the Issuers to repurchase some or all of the Notes of such series at 101% of their face amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

If the Issuers or their respective restricted subsidiaries sell assets, under certain circumstances, the Issuers will be required to make an offer to purchase a specified amount of Notes equal to the net proceeds of such sale at an offer price in cash in an amount equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur additional indebtedness and guarantee indebtedness; pay dividends or make other distributions in respect of, or repurchase or redeem, their capital stock; prepay, redeem or repurchase certain debt; make loans and investments; sell or otherwise dispose of assets; incur liens; enter into transactions with affiliates; enter into agreements restricting the Issuers’ subsidiaries’ ability to pay dividends; and consolidate, merge or sell all or substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable immediately.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 5, 2020, Jaguar II and PPD LLC redeemed all of their outstanding 6.375% Senior Notes due 2023 (the “Redeemed Notes”) in accordance with the provisions of the Redeemed Notes and the indenture governing the Redeemed Notes. The obligations of Jaguar II and PPD LLC under the Redeemed Notes and indenture governing the Redeemed Notes are discharged as of such date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of June 5, 2020 by and among, Jaguar Holding Company II, PPD Development, L.P, the guarantors time to time party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 4.625% Senior Note due 2025 (included in Exhibit 4.1)

4.3	Form of 5.000% Senior Note due 2028 (included in Exhibit 4.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PPD, Inc.

	By:	/s/ B. Judd Hartman
	Name:	B. Judd Hartman
	Title:	Executive Vice President, General Counsel and Secretary
Date: June 5, 2020